UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2006

WELUND FUND, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20-1470649 (I.R.S. Employer Identification No.)

1940 Zinfandel Drive, Suite R
Rancho Cordova, California 95670
(Address and telephone number of principal executive offices) (Zip Code)

(916) 797-0207
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.	Departure of Directors, Principal Officers; Election of Directors;
Appointment of Principal Officers

Dr. Robert Henrichsen resigned from the Board of Directors (the “Board”) of Welund Fund, Inc. effective September 5, 2006. Dr. Henrichsen held no positions on any committee(s) or subcommittee(s) of the Board on the effective date of resignation.

Effective upon resignation of Dr. Henrichsen from the Board, the remaining directors on the Board elected Stephen C. Kircher as a new director and the Chairman of the Board to fill such vacancy created by the resignation of Dr. Henrichsen.

On August 23, 2006, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Solar Power and our wholly-owned subsidiary, Welund Acquisition, Inc., a Nevada corporation (“Merger Sub”), pursuant to which the Merger Sub will be merged with and into Solar Power with Solar Power surviving as our wholly owned subsidiary (the “Merger”). Mr. Kircher currently serves as the Chief Executive Officer, Chairman of the Board of Directors and is a beneficial owner of Solar Power. Under the Merger Agreement, we agreed to appoint Mr. Kircher as one of our directors prior to the closing of the Merger. In connection with the Merger, it is contemplated that the shareholders of Solar Power, which includes Mr. Kircher, will receive 14,000,000 shares after a reverse stock split of the Company’s shares 1 for 3 leaving the Company’s current shareholders with 1,666,667 shares, and our officers and directors will be replaced with that of Solar Power. Terms and conditions of the Merger are further detailed in the Form 8-K filed on August 29, 2006. As of September 5, 2006, we had loaned an aggregate of $200,000 to Solar Power to be used as working capital. Mr. Kircher has subordinated the repayment of his loans to Solar Power to the repayment of our recent loans.

Mr. Kircher has been appointed as the Chairman of the Board of Directors. In light of the potential conflict of interest which may arise from Mr. Kircher being both a director of our company and Solar Power prior to completion of the merger, the Board appointed a 2006 Special Merger Committee comprised of Steve Strasser, Terrell W. Smith and Howard S. Landa. The 2006 Special Merger Committee has the plenary authority of the board of directors to take all actions or withhold all actions deemed by such committee to be the best interest of the Corporation. Mr. Kircher does not serve on the Special Merger Committee or on any other committee. However, Mr. Kircher may be appointed to any one or more committee(s) or subcommittee(s) that may be established by the Board in the future. Mr. Kircher has not previously held any positions with us and has no family relationships with any of our directors or executive officers.

Mr. Kircher currently serves as the Chief Executive Officer and Chairman of the Board of Directors of Solar Power, and has served in such capacities since its inception. Prior to forming Solar Power, Mr. Kircher served as a consultant. Previously, Mr. Kircher served as the Chairman and Chief Executive Officer of International DisplayWorks, Inc. from July 2001 until December 2004. From 1993, he served as Chairman of Capitol Bay Group, Inc., and as Chairman of Capitol Bay Securities, Inc. (securities and investment banking) and Capitol Bay Management, Inc. (an investment company). Both Capitol Bay Securities, Inc. and Capitol Bay Management, Inc. were wholly owned subsidiaries of Capitol Bay Group, Inc., which companies ceased operations in 2001. He was also a founding Director of Burlingame Bancorp and served on its Board from 1984 to 1991. Mr. Kircher has a Bachelor of Arts degree from the University of California, San Diego.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELUND FUND, INC.,
a Nevada Corporation

Dated: September 7, 2006	/s/ Steve Strasser
Steve Strasser,
President